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                                                                    Exhibit 21.1

                                    CRAY INC.
                           PARENT & SUBSIDIARIES LIST

         Parent /Subsidiary Name              Date Formed             Country/State          % Ownership
------------------------------------------    -----------         ---------------------      -----------
Cray Inc.                                       12/7/87           U.S./Washington State        Parent

   Cray Federal Inc.                           11/03/00           U.S./Washington State         100%

   New Technology Endeavors, Inc.              05/02/03           U.S./Washington State         100%

   Cray Australia Pty Ltd.                     03/23/00           Australia                     100%

   Cray Brazil, Inc.                            8/25/00           U.S./Washington State         100%
     Cray Computadores do Brasil Ltda.         11/17/00           Brazil                       99.9%

   Cray Canada Inc.                             7/17/02           Canada                        100%

   Cray Canada (Washington), Inc.               3/17/00           U.S./Washington State         100%
     Cray Canada Corp./Societe Cray Canada      3/20/00           Canada, Nova Scotia           100%

   Cray China Limited                           8/07/00           China                         100%

   Cray Computer Finland Oy                     6/20/00           Finland                       100%

   Cray Computer SAS                            4/03/00           France                        100%

   Cray Computer Deutschland GmbH               3/31/00           Germany                       100%

   Cray Supercomputers (Israel) Ltd.            9/16/01           Israel                        100%

   Cray Italy S.r.l.                            7/12/00           Italy                         100%

   Cray Japan, Inc.                             3/17/00           U.S./Washington State         100%
     Cray Japan, Inc. (Branch)                                    Japan                         100%

   Cray Korea, Inc.                             3/17/00           U.S./Washington State         100%
     Cray Korea, Inc. (Branch)                                    South Korea                   100%

   Cray Netherlands B.V.                        6/23/00           Netherlands                   100%

   Cray Computer South Africa                   2/23/00           South Africa                  100%
     (Proprietary) Limited

   Cray Computer Spain, S.L.                    3/30/00           Spain                         100%

   Cray-Tera Sweden AB                          3/03/99           Sweden                        100%

   Cray Computer GmbH                           4/05/00           Switzerland                   100%

   Cray Taiwan, Inc.                            4/05/01           U.S./Washington State         100%

   Cray U.K. Limited                            3/07/00           United Kingdom                100%

3084316 Nova Scotia Limited                     2/10/04           Canada, Nova Scotia           100%

3084317 Nova Scotia Limited                     2/10/04           Canada, Nova Scotia           100%